Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico’s FAS, Inc. Reports 39% Increase in Third Quarter

Earnings Per Share to $0.25

•	9.9% increase in third quarter comparable sales

•	15th consecutive quarter of double digit earnings per share growth

•	31% increase in year-to-date earnings per share to a record $0.89

Fort Myers, FL – November 20, 2012 – Chico’s FAS, Inc. (NYSE: CHS) today announced its financial results for the fiscal 2012 third quarter and thirty-nine weeks ended October 27, 2012.

For the third quarter, the Company reported net income of $41.7 million, an increase of 57.4% compared to net income of $26.5 million in last year’s third quarter, and earnings per diluted share of $0.25, an increase of 56.3% compared to $0.16 per diluted share in last year’s third quarter. Excluding non-recurring acquisition and integration costs related to the Boston Proper acquisition, the Company’s third quarter earnings per diluted share were $0.25, an increase of 38.9% compared to $0.18 per diluted share in last year’s third quarter. These results represent the highest third-quarter earnings per share since 2005.

For the thirty-nine weeks ended October 27, 2012, the Company reported net income of $148.7 million, an increase of 28.4% compared to net income of $115.8 million in the same period last year, and record earnings per diluted share of $0.89, an increase of 34.8% compared to $0.66 per diluted share in the same period last year. Excluding non-recurring acquisition and integration costs related to the Boston Proper acquisition, the Company’s earnings per diluted share for the thirty-nine weeks ended October 27, 2012 were a record $0.89, an increase of 30.9% compared to $0.68 per diluted share for the same period last year.

Net Sales

For the third quarter, net sales were $636.7 million, an increase of 18.2% compared to $538.5 million in last year’s third quarter, reflecting comparable sales growth of 9.9%, square footage increase of 8.2%, and Boston Proper sales for seven incremental weeks of $16.7 million. The 9.9% increase in comparable sales for the third quarter was on top of a 3.7% increase in last year’s third quarter, for a two-year stack of 13.6%, and reflected increases in both average dollar sale and transaction count. The comparable sales growth primarily reflected a positive customer response to the fall fashion assortments and the effectiveness of the Company’s innovative marketing plans.

The Chico’s/Soma Intimates brands’ comparable sales increased 11.6% following a 0.6% increase in last year’s third quarter for a two-year stack of 12.2%, and the White House | Black Market (“WH|BM”) brand’s comparable sales increased 6.4% on top of an 11.0% increase in last year’s third quarter for a two-year stack of 17.4%.

Gross Margin

For the third quarter, gross margin was $364.3 million, an increase of 20.8% compared to $301.5 million in last year’s third quarter. As a percentage of net sales, gross margin was 57.2%, a 120 basis point improvement from last year’s third quarter, primarily reflecting a higher level of full-price selling and effective promotional activities, partially offset by incentive compensation.

Selling, General and Administrative Expenses

For the third quarter, selling, general and administrative expenses (“SG&A”) were $297.2 million, an increase of 16.8% compared to $254.5 million in last year’s third quarter. As a percentage of net sales, SG&A was 46.7%, a 60 basis point improvement from last year’s third quarter, primarily reflecting the sales leverage impact on store expenses, partially offset by higher marketing expenses and incentive compensation.

Inventories

At the end of the third quarter, total inventories were $234.2 million compared to $247.5 million at the end of the third quarter last year. Inventories decreased by $13.3 million, or 5.4%, primarily reflecting planned inventory reductions.

Share Repurchase Program

During the third quarter of fiscal 2012, the Company repurchased 0.6 million shares for $11.7 million under its $200 million share repurchase program announced in November 2011. During the thirty-nine weeks ended October 27, 2012, the Company repurchased a total of 2.5 million shares for $37.4 million, with $137.7 million remaining under the program at the end of the third quarter.

Outlook

The Company’s planning assumptions for fiscal 2012 are:

•	Net sales of approximately $2.55 to $2.6 billion, which includes comparable sales growth at a mid-single digit percent;

•	Gross margin rate up approximately 25 to 50 basis points to 2011;

•	SG&A expense, as a percentage of net sales, down approximately 50 basis points to 2011;

•	One-time acquisition and integration costs for Boston Proper of approximately $4 million pre-tax;

•	Effective tax rate of approximately 38%;

•	Weighted average diluted shares of approximately 165 million, excluding the impact of any future share repurchases;

•	Inventories increasing in-line with sales growth; and,

•	Capital expenditures of approximately $155 million.

A conference call to review the third quarter is scheduled for today at 8:30 a.m. EST. A live webcast of the call can be accessed at the Events Calendar page of the Chico’s FAS, Inc. corporate website at www.chicosfas.com.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico’s, White House | Black Market, Soma Intimates, and Boston Proper, is a women’s specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

The Chico’s brand offers women a combination of great style, one-of-a-kind details and warm personal service. Chico’s currently operates 614 boutiques and 99 outlets throughout the U.S., mails a catalog and offers round-the-clock shopping at www.chicos.com.

White House | Black Market strives to make women feel beautiful with apparel and accessories in the honest simplicity of black and white and the individuality of styles built from it. White House | Black Market currently operates 401 boutiques and 45 outlets, mails a catalog highlighting its latest fashions and connects with customers at www.whbm.com.

Soma Intimates offers beautiful and sensual lingerie, loungewear and beauty. Soma Intimates currently operates 194 boutiques and 16 outlets, mails a catalog coinciding with key shopping periods and sells direct-to-consumer at www.soma.com.

Boston Proper is a leading direct-to-consumer retailer of women’s high-end apparel and accessories. Boston Proper provides unique, distinctive fashion designed for today’s independent, confident and active woman. The merchandise focus is about creating a daring, modern style with a sensual feel and is available exclusively through the Boston Proper catalog and website at www.bostonproper.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

For more detailed information on Chico’s FAS, Inc., please go to our corporate website at www.chicosfas.com.

(Financial Tables Follow)

Chico’s FAS, Inc.

Consolidated Statements of Income

(Unaudited)

(in thousands, except per share amounts)

	Thirty-Nine Weeks Ended				Thirteen Weeks Ended
	October 27, 2012		October 29, 2011		October 27, 2012		October 29, 2011
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales:
Chico’s/Soma Intimates	$1,251,632	64.9	$1,106,466	68.0	$411,671	64.6	$357,208	66.3
White House | Black Market	583,473	30.2	509,677	31.3	197,248	31.0	170,328	31.6
Boston Proper	94,099	4.9	11,010	0.7	27,746	4.4	11,010	2.1

Total net sales	1,929,204	100.0	1,627,153	100.0	636,665	100.0	538,546	100.0
Cost of goods sold	824,132	42.7	698,655	42.9	272,369	42.8	237,038	44.0

Gross margin	1,105,072	57.3	928,498	57.1	364,296	57.2	301,508	56.0
Selling, general and administrative expenses	864,987	44.8	739,723	45.5	297,190	46.7	254,522	47.3
Acquisition and integration costs	1,321	0.1	4,985	0.3	480	0.0	4,985	0.9

Income from operations	238,764	12.4	183,790	11.3	66,626	10.5	42,001	7.8
Interest income, net	633	0.0	1,386	0.1	231	0.0	566	0.1

Income before income taxes	239,397	12.4	185,176	11.4	66,857	10.5	42,567	7.9
Income tax provision	90,700	4.7	69,400	4.3	25,200	4.0	16,100	3.0

Net income	$148,697	7.7	$115,776	7.1	$41,657	6.5	$26,467	4.9

Per share data:
Net income per common share-basic	$0.89		$0.67		$0.25		$0.16

Net income per common and common equivalent share–diluted	$0.89		$0.66		$0.25		$0.16

Weighted average common shares outstanding–basic	163,683		170,912		163,253		166,519

Weighted average common and common equivalent shares outstanding–diluted	164,754		172,092		164,411		167,575

Dividends declared per share	$0.1575		$0.15		$—		$—

Chico’s FAS, Inc.

Consolidated Balance Sheets

(in thousands)

	October 27, 2012	January 28, 2012	October 29, 2011
	(Unaudited)		(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$79,102	$58,919	$49,485
Marketable securities, at fair value	292,393	188,934	190,328
Inventories	234,199	194,469	247,530
Prepaid expenses and other current assets	57,436	55,104	56,224

Total Current Assets	663,130	497,426	543,567
Property and Equipment, net	591,346	550,230	542,362
Other Assets:
Goodwill	238,693	238,693	238,952
Other intangible assets, net	128,844	132,112	133,201
Other assets, net	6,787	6,691	6,660

Total Other Assets	374,324	377,496	378,813

	$1,628,800	$1,425,152	$1,464,742

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$137,600	$100,395	$144,196
Other current liabilities	178,685	137,714	135,259

Total Current Liabilities	316,285	238,109	279,455

Noncurrent Liabilities:
Deferred liabilities	132,574	125,690	126,486
Deferred taxes	49,626	52,125	46,611

Total Noncurrent Liabilities	182,200	177,815	173,097

Stockholders’ Equity:
Preferred stock	—	—	—
Common stock	1,663	1,657	1,676
Additional paid-in capital	338,703	302,612	297,480
Retained earnings	789,743	704,631	712,766
Accumulated other comprehensive income	206	328	268

Total Stockholders’ Equity	1,130,315	1,009,228	1,012,190

	$1,628,800	$1,425,152	$1,464,742

Chico’s FAS, Inc.

Consolidated Cash Flow Statements

(Unaudited)

(in thousands)

	Thirty-Nine Weeks Ended
	October 27, 2012	October 29, 2011
Cash Flows From Operating Activities:
Net income	$148,697	$115,776
Adjustments to reconcile net income to net cash provided by operating activities —
Depreciation and amortization	80,085	72,952
Deferred tax (benefit) expense	(7,809)	11,399
Stock-based compensation expense	18,931	11,051
Excess tax benefit from stock-based compensation	(6,757)	(1,758)
Deferred rent and lease credits	(12,130)	(14,106)
Loss on disposal and impairment of property and equipment	2,045	2,603
Changes in assets and liabilities, net of effects of acquisition —
Inventories	(39,730)	(73,485)
Prepaid expenses and other assets	2,419	(1,359)
Accounts payable	37,205	29,131
Accrued and other liabilities	66,993	28,805

Net cash provided by operating activities	289,949	181,009

Cash Flows From Investing Activities:
(Increase) decrease in marketable securities	(103,582)	343,570
Acquisition of Boston Proper, Inc., net of cash acquired	—	(212,733)
Purchases of property and equipment, net	(119,922)	(98,174)

Net cash (used in) provided by investing activities	(223,504)	32,663

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	14,277	3,567
Excess tax benefit from stock-based compensation	6,757	1,758
Dividends paid	(26,266)	(25,888)
Repurchase of common stock	(41,030)	(157,905)
Cash paid for deferred financing costs	—	(414)

Net cash used in financing activities	(46,262)	(178,882)

Net increase in cash and cash equivalents	20,183	34,790
Cash and Cash Equivalents, Beginning of period	58,919	14,695

Cash and Cash Equivalents, End of period	$79,102	$49,485

Supplemental Detail on Earnings Per Share Calculation

In accordance with accounting guidance, unvested share-based payment awards that include non-forfeitable rights to dividends, whether paid or unpaid, are considered participating securities. As a result, such awards are required to be included in the calculation of basic earnings per share pursuant to the “two-class” method. For the Company, participating securities are comprised of unvested restricted stock awards.

Earnings per share is determined using the two-class method, as it is more dilutive than the treasury stock method. Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the dilutive effect of potential common shares from securities such as stock options and performance-based restricted stock units.

The following table sets forth the computation of basic and diluted earnings per share shown on the face of the accompanying consolidated statements of income (in thousands, except per share amounts):

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Numerator

Net income	$148,697	$115,776	$41,657	$26,467

Net income and dividends declared allocated to unvested restricted stock	(2,730)	(1,462)	(789)	(362)

Net income available to common stockholders	$145,967	$114,314	$40,868	$26,105

Denominator

Weighted average common shares outstanding – basic	163,682,768	170,912,046	163,253,220	166,518,711

Dilutive effect of outstanding awards	1,070,757	1,179,739	1,157,510	1,056,062

Weighted average common and common equivalent shares outstanding – diluted	164,753,525	172,091,785	164,410,730	167,574,773

Net income per common share
Basic	$0.89	$0.67	$0.25	$0.16

Diluted	$0.89	$0.66	$0.25	$0.16

SEC Regulation G - The Company reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). However, to supplement these consolidated financial results, management believes that certain non-GAAP operating results, which exclude certain non-recurring charges including acquisition and integration costs, may provide a more meaningful measure on which to compare the Company’s results of operations between periods. The Company believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that impact the comparability of the results. A reconciliation of net income and earnings per diluted share on a GAAP basis to net income and earnings per diluted share on a non-GAAP basis is presented in the table below:

Chico’s FAS, Inc.

Non-GAAP to GAAP Reconciliation of Net Income and Diluted EPS

(in thousands, except per share amounts)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Net income:

GAAP basis	$148,697	$115,776	$41,657	$26,467
Add: Impact of acquisition and integration costs, net of tax	820	3,533	299	3,533

Non-GAAP adjusted basis	$149,517	$119,309	$41,956	$30,000

Net income per diluted share:

GAAP basis	$0.89	$0.66	$0.25	$0.16
Add: Impact of acquisition and integration costs, net of tax	0.00	0.02	0.00	0.02

Non-GAAP adjusted basis	$0.89	$0.68	$0.25	$0.18

Chico’s FAS, Inc.

Boutique Count and Square Footage

As of October 27, 2012

	As of	New		As of
	7/28/2012	Stores	Closures	10/27/2012
Store count:

Chico’s frontline boutiques	606	5	—	611
Chico’s outlets	89	6	—	95
WH|BM frontline boutiques	383	17	(1)	399
WH|BM outlets	37	6	—	43
Soma frontline boutiques	185	7	(1)	191
Soma outlets	15	1	—	16

Total Chico’s FAS, Inc.	1,315	42	(2)	1,355

	As of 7/28/2012	New Stores	Closures	Other changes in SSF	As of 10/27/2012

Net selling square footage (SSF):

Chico’s frontline boutiques	1,645,443	13,685	—	1,096	1,660,224
Chico’s outlets	227,388	14,553	—	—	241,941
WH|BM frontline boutiques	825,746	41,823	(1,836)	2,555	868,288
WH|BM outlets	74,202	13,111	—	—	87,313
Soma frontline boutiques	357,798	14,102	(1,810)	(4,620)	365,470
Soma outlets	29,057	1,716	—	—	30,773

Total Chico’s FAS, Inc.	3,159,634	98,990	(3,646)	(969)	3,254,009

Executive Contact:

Todd Vogensen

Vice President-Investor Relations

Chico’s FAS, Inc.

(239) 346-4199